SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C. 20549-1004

                                FORM 8-K

                             CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act of 1934

    Date of Report (Date of earliest event reported)  October 27, 1999
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                      Commission File Number 0-404
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                THE CONNECTICUT LIGHT AND POWER COMPANY
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          (Exact name of registrant as specified in its charter)


               CONNECTICUT                      06-0303850
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     (State or other jurisdiction of          (I.R.S. Employer
      incorporation or organization)         Identification No.)


        SELDEN STREET, BERLIN, CONNECTICUT             06037-1616
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     (Address of principal executive offices)          (Zip Code)


                            (860) 665-5000
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         (Registrant's telephone number, including area code)


                            Not Applicable
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    (Former name or former address, if changed since last report)

Item 5. Other Events

 On October 27, 1999, Northeast Utilities (NU) and its subsidiaries The Connecticut Light and Power Company (CL&P) and Western Massachusetts Electric Company (WMECO) agreed in principle with New England Power Company (NEP), a subsidiary of New England Electric System and Montaup Electric Company (MEC), a subsidiary of Eastern Utilities Associates, to settle various arbitration and litigation claims arising out of the operation of the Millstone 3 nuclear power plant. These claims had been asserted by NEP, MEC and the other non-NU owners of Millstone 3 in August 1997 and concerned an extended outage at the unit that began in 1996. The proposed settlement would involve the payment of fixed and contingent amounts to NEP and MEC and is subject to the execution of a definitive agreement. The settlement is not contingent upon acceptance by the other non-NU owners. The NU companies own approximately 68% of Millstone 3, and NEP and MEC collectively own approximately 16% of the unit.

	Reference is made to Item 1, "Business-Nuclear Generation," and to Item 3, "Legal Proceedings," in NU's, CL&P's and WMECO's Form 10-K for 1998 for further discussion of the joint owners' Millstone 3 claims.




                              SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                          THE CONNECTICUT LIGHT AND POWER COMPANY
                          ---------------------------------------
                                        Registrant




Date  October 29, 1999         By   /s/ John B. Keane
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                                     Vice President-Generation Divestiture